Exhibit 8.1

Yingli Green Energy Holding Company Limited

List of Subsidiaries

Name	Jurisdiction of Incorporation
Cyber Power Group Limited	British Virgin Islands
Cyber Lighting Holding Limited	Hong Kong
Fine Silicon Co., Limited	PRC
Yingli Green Energy (International) Holding Company Limited	British Virgin Islands
Yingli Green Energy Capital Holding Hong Kong Company Limited	Hong Kong
Yingli Green Energy Australia Pty. Ltd.	Australia
Yingli Green Energy Japan Co., Ltd.	Japan
Yingli Green Energy South Africa	South Africa
Yingli Green Energy Luxembourg S.A.R.L.	Luxembourg
Yingli Green Energy International AG	Switzerland
Yingli Green Energy Italia S.R.L	Italy
Yingli Green Energy South East Europe GmbH	Europe
Yingli Green Energy Enerji Ürünleri San. ve Tic.Ltd.Şti.	Turkey
Yingli Green Energy Europe GmbH	Europe
Yingli Green Energy France S.A.S.	France
Yingli Green Energy Spain, S.L.U.	Spain
Yingli Green Energy North Africa SARL	Morocco
Yingli Green Energy Peru S.A.C.	Peru
Yingli Green Energy Americas, Inc.	USA
Yingli Green Energy Mexico SA DE CV	Mexico
Yingli Green Energy Do Brazil S.A.	Brazil
Yingli Green Energy Singapore Company PTE. Limited	Singapore
Yingli Green Energy Chile SpA	Chile
Yingli Energy (China) Co., Ltd.	PRC
Liying (Shanghai) Wealth Investment Management Co Ltd	PRC
Shanghai Futan Investment Management Co., Ltd.	PRC
Tianjin Yingli New Energy Resources Co., Ltd.	PRC
Hengshui Yingli New Energy Resources Co., Ltd.	PRC
Lixian Yingli New Energy Resources Co., Ltd.	PRC
Hainan Yingli New Energy Resources Co., Ltd.	PRC
Shenzhen Yingli New Energy Resources Co., Ltd.	PRC
Guangxi Yingli New Energy Resources Co., Ltd.	PRC
Sansha Yingli New Energy Resources Development Co., Ltd.	PRC
Guangxi Yingli Yuansheng Construction Engineering Co., Ltd.	PRC
Yingli Energy (Suzhou) Co., Ltd.	PRC
Yingli Energy (Shandong) Co., Ltd.	PRC
Weihai Yingli Guangtai Energy Resources Co., Ltd.	PRC
Yingli Green Energy International Trading Ltd.	Hong Kong
Yingli Energy (Beijing) Co., Ltd.	PRC
Yingli Inner Mongolia New Energy Resources Co., Ltd.	PRC
Yingli (Beijing) Rongchuang Engineering & Research Incorporation Ltd	PRC
Hutubi County Yingli Sunlight New Energy Resources Co., Ltd.	PRC
Korla Yingli New Energy Resources Co., Ltd.	PRC
Xinjiang Yingli New Energy Resources Development Co., Ltd.	PRC
Liaocheng Yingli New Energy Resources Development Co., Ltd.	PRC
Weifang Lanchang New Energy Co., Ltd.	PRC
Beijing Gelin Science and Electronic Technologies Co., Ltd.	PRC
Baoding Baisi New Energy Resources Technology Co., Ltd.	PRC
Daqing Yingli New Energy Resources Co., Ltd.	PRC
Dandong Yingli New Energy Resources Co., Ltd.	PRC
Fuxin Yingli Photovoltaic Power Development Co., Ltd.	PRC
Liaocheng Lanchang New Energy Co., Ltd.	PRC
Liaocheng Lantian New Energy Resources Co., Ltd.	PRC
Beijing Xinhui Power Investment Co., Ltd.	PRC
Jinan Lanchang New Energy Co., Ltd.	PRC
Dezhou Lanchang New Energy Co., Ltd.	PRC
Xichang Lignting Power Development Co., Ltd.	PRC
Beijing Huineng Energy Investment Management Co., Ltd.	PRC
Hangzhou Yinghui New Energy Co., Ltd.	PRC
Baoding Tianwei Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy (International) Hong Kong Company Limited	Hong Kong
Datong Lichuang New Energy Photovoltaic Power Co., Ltd.	PRC
Lison Solar Co., Ltd.	Thailand
Yingli Solar TZ Resources Company Limited	Tanzania
Yingli Solar Senegal SARL	Senegal
Yingli Solar (Gambia) Limited	Gambia
Yingli Solar Nigeria Co.,Limited	Nigeria
Ying Solar Guinee-SARL	Guinee
Dafeng Xinghui Energy Technology Co., Ltd.	PRC
Guangzhou Xuri Energy Development Co., Ltd.	PRC
Chengdu Yaoneng Technology Co., Ltd	PRC
Keping Lineng Photovoltaic Power Development Co., Ltd.	PRC
Dong’e Yingneng New Energy Resources Co., Ltd.	PRC
Creswell Solar Ltd	United Kingdom
YGE Solar Field 4 Ltd	United Kingdom
YGE Solar Field 5 Ltd	United Kingdom
YGE Solar Field 6 Ltd	United Kingdom
YGE TURKEY Birinci Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE TURKEY İkinci Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE TURKEY Üçüncü Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE TURKEY Dördüncü Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE TURKEY Beşinci Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE TURKEY Altıncı Güneş Enerjisi Projesi Ticaret A.Ş.	Turkey
YGE UK SOLAR LTD	United Kingdom
YGE Solar Field 2 Ltd	United Kingdom
YGE Solar Field 3 Ltd	United Kingdom
YGE Solar Field 1 Ltd	United Kingdom